UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 21, 2013

Starz
(Exact name of registrant as specified in its charter)

Delaware	001-35294	20-8988475
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8900 Liberty Circle
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 852-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 21, 2013, the Compensation Committee of the Board of Directors (“Compensation Committee”) of Starz (the “Company”) approved certain arrangements for each of the Company's named executive officers (“NEO” or “NEOs”) for the year ended December 31, 2012, to the extent they remain an executive officer as of August 21, 2013 (other than Christopher P. Albrecht).

Severance Arrangements

If the NEO’s employment is terminated by reason of a layoff, reduction in force, job elimination or restructuring, the NEO will be entitled to an amount equal to 18 months of such person’s base pay, paid in installments pursuant to the Company’s regular payroll procedures.

Receipt of the severance pay is subject to (to the extent permitted under applicable law in the jurisdiction where the executive is employed) the execution of a waiver and release agreement, a non-competition agreement, return of all Company property and mitigation to the extent the NEO obtains subsequent employment. In addition, if the NEO breaches his non-competition agreement, the Company can pursue recoupment of 75% of the amount of severance already paid to the NEO plus interest at the rate of 5% (or such lower amount as required by law).

In addition, if a termination of employment giving rise to a right to severance pay as described above occurs within 30 days preceding, or within twelve months following, consummation of a Board Change, Control Purchase or Approved Transaction (as such terms are defined in the Company’s 2011 Incentive Plan), or if the NEO voluntarily terminates employment for good reason within such time frame, then the severance pay benefits described above will be paid to the NEO and such NEO will also receive the following: (1) an additional lump sum payment equal to a specified percentage of the NEO’s base salary for the period during which the severance is paid, and (2) to the extent the NEO elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1983 (“COBRA”) under the Company’s health plan, the Company will provide certain COBRA benefits for up to 18 months.

On the same date, the Compensation Committee also adopted similar severance arrangements for officers of Starz Entertainment, LLC and Starz Media, LLC, each a wholly-owned subsidiary of the Company, who hold the title of Vice President or above, with the severance time period varying based on the officer’s position.

Equity Awards

All options and restricted stock awards currently held by the NEOs (and other officers of Starz and its subsidiaries who hold the title of Vice President or above) that were issued under the Company’s 2011 Incentive Plan and the Company’s Transitional Stock Adjustment Plan were amended to provide for 100% acceleration as of the date of termination of employment if such person is Terminated Without Cause (as defined) or leaves for Good Reason (as defined) within 30 days preceding, or within one year following, consummation of an Approved Transaction in which equity awards are not otherwise 100% accelerated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2013
STARZ

By:     /s/ J. Steven Beabout
J. Steven Beabout
Executive Vice President, General Counsel
and Secretary